Exhibit 10 (e)
                          THE WEST COMPANY, INCORPORATED
       AMENDMENT NO. 2 TO NON-QUALIFIED QUALIFIED DEFERRED COMPENSATION
                      PLAN FOR DESIGNATED EXECUTIVE OFFICERS

   The West Company, Incorporated (the " Company") hereby adopts effective as of April 28, 1998 this Amendment No. 2 (this " Amendment") to the Non-Qualified Deferred Compensation Plan For Designated Executive Officers (the " Plan")

 1. The Plan is hereby amended to delete the existing Paragraph 6(b) and to add a new Paragraph 6(b), which shall read in its entirety as follows:

      6....

     (b)      (i)     Notwithstanding Paragraph 6(a) above, an Executive
Officer shall immediately be 100% vested in matching contributions made pursuant to Paragraph 4 after a Change in Control, as defined below.

              (ii) A "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K as in effect on April 28, 1998 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the Act ), provided, that, without limitation, a Change in Control shall be deemed to have occurred if:

                    (A) any Person (as such term is used in Sections 13(d) and 14(d) of the Act), other than:

                            (1)     the Company,

                            (2)     any Person who on the date hereof is
                                    a director or officer of the Company, or

                            (3)     a trustee  or fiduciary holding
                                    securities under an employee benefit
                                    plan of the Company,

                    (B) is or becomes the "beneficial owner," (as defined in Rule 13-d3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or

                     (C) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the board of directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

                     (D)      the shareholders of the Company approve:
(A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all of the Company's assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least

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fifty  percent (50%) of  the combined voting power  of the  voting securities of the Company (or the surviving entity, or an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) outstanding immediately after such merger, consolidation, or reorganization.

2. Except as otherwise set forth in Paragraph 1 of this Amendment, the Plan shall remain in full force and effect in accordance with its terms.

                                         THE WEST COMPANY, INCORPORATED

                                     By: _______________________________
                                         John R. Gailey III, Secretary